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                                                                    EXHIBIT 10.1




                                 LOAN AGREEMENT

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                    Loans to
                         AMERICAN HOMESTAR CORPORATION

         This Loan Agreement (this "Agreement") is signed on September 24, 1996, among AMERICAN HOMESTAR CORPORATION, a Texas corporation ("American Homestar"), OAK CREEK HOUSING CORPORATION, a Texas corporation ("Oak Creek"), and NATIONWIDE HOUSING SYSTEMS, INC., a Texas corporation ("Nationwide") (singly "Borrower" and collectively "Borrowers"); AMERICAN HOMESTAR FINANCIAL SERVICES, INC., a Texas corporation ("AHFSI"), HEARTLAND HOMES, INC. ("Heartland"), a North Carolina corporation, GUERDON HOMES, INC. (after acquisition by Borrowers), a Delaware corporation, OAK CREEK HOMES, INC., a Nevada corporation ("OCHI"), AMERICAN HOMESTAR OF BURLESON, INC. ("AHBI"), a Texas corporation, AMERICAN HOMESTAR OF LANCASTER, INC. ("AHLI"), a Texas corporation, and Oak Creek and Nationwide in their capacity as guarantors of some of the loans on which they are not directly liable described below (collectively "Guarantors"); and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Lender"), a national banking association doing business in Fort Worth, Texas.

         Borrower and Guarantors have requested that Lender loan funds to Borrower for the purposes set out herein, and Lender is willing to do so upon the terms, conditions, and provisions of this Agreement. This Agreement restates, consolidates, and replaces a prior loan agreement dated June 15, 1995, among Borrowers, Guarantors, and Lender (the "Prior Loan Agreement").

Definitions:

         Capitalized terms used in this Agreement have the meanings assigned below:

         "Advance" means a disbursement by Lender to Borrowers of any of the proceeds of the Loans.

         "Closing" means the date that this Agreement is signed by all parties.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

         "Facilities" means collectively the real estate and improvements mortgaged to Lender (i) owned by Oak Creek in Burleson, Johnson County, Texas, and used as a manufacturing facility, (ii) owned by Oak Creek in Lancaster, Dallas County, Texas, and used as a

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manufacturing facility, (iii) owned by Nationwide in Houston, Harris County,
Texas, and used as a retail facility, (iv) owned by Oak Creek in Fort Worth, Tarrant County, Texas, used as a manufacturing facility, and not previously mortgaged to Lender, (v) the Heartland Facility not previously mortgaged to Lender, and (vi) after acquisition by Borrowers, the Guerdon Facilities.

         "GAAP" means generally accepted accounting principles.

         "Governmental Authority" means the United States, the state, the county, the city, or any other political subdivision in which the Borrowers conduct business, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Borrowers, Guarantors, the Loans, or the Properties.

         "Governmental Requirements" means all laws, ordinances, rules, regulations, judgments, decrees, orders, permits, concessions, grants, franchises, licenses, agreements, or other restrictions of any Governmental Authority applicable to Borrowers, Guarantors, the Loans, or the Properties.

         "Guerdon" means collectively Guerdon Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiary, Guerdon Homes, Inc., a Delaware corporation, to be acquired as a subsidiary of American Homestar.

         "Guerdon Facilities" means collectively the real estate and improvements to be mortgaged to Lender now leased by Guerdon, but to be owned by Guerdon, and used as manufacturing facilities in Boise, Idaho; Vicksburg, Mississippi; Gering, Nebraska; and Pendleton and Stayton, Oregon.

         "Heartland Facility" means the real estate and improvements owned by Heartland to be mortgaged to Lender, used as a manufacturing facility in Henderson, North Carolina.

         "Loan Documents" means this Agreement, the Notes, all mortgages, deeds of trust, security agreements, financing statements, or other documents securing payment of the Loans, all other documents and instruments executed in connection with this Agreement, and such other instruments evidencing, securing, or pertaining to the Loans as shall, from time to time, be executed and delivered to Lender by any Borrowers, Guarantors, or any other party pursuant to this Agreement, all of which shall be in Proper Form.





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         "Loans" mean the aggregate of the following:

                 (1) Loan 1, Loan 2, Loan 3, Loan 4, Loan 5, Loan 6, and Loan 7 (as defined below);

                 (2) All indebtedness now or hereafter owing by any Borrowers to Lender under this Agreement, whether evidenced by the Notes or otherwise;

                 (3) Any and all other or additional indebtedness or liabilities for which any Borrowers are now or may hereafter become liable to Lender in any manner (including without limitation overdrafts in a bank account), whether under this Agreement or otherwise, regardless of whether the same originated with Lender or was originally payable to or in favor of someone other than Lender and is or was acquired by Lender by assignment or other transfer [Notwithstanding this subsection (3) of the definition, if Borrowers repay to Lender all of the loans described in subsection (1) above, Lender will release its liens and security interests against the Property and Facilities.]; and

                 (4) Any and all extensions or renewals of or substitutions for any of the foregoing indebtedness and liabilities or any part thereof.

         "Notes" means Note 1, Note 2, Note 3, Note 4, Note 5, Note 6, Note 7 (as defined below), any promissory note (now existing or hereafter executed) evidencing any of the Loans, and any renewals, extensions, or substitutions therefor.

         "Obligated Parties" means Borrowers, Guarantors, any other party liable, in whole or in part, for the payment of the Notes, whether as maker, endorser, guarantor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as security in connection with or otherwise pertaining to the Notes or Loans.

         "Proper Form" means in form, substance, and detail acceptable to Lender in its sole discretion.

         "Property" means Oak Creek, OCHI, AHBI, AHLI, and Heartland's accounts receivable, equipment, and inventory, now owned or hereafter acquired, and all other collateral of any kind securing payment of the Loans, and Guerdon's accounts receivable, equipment, and inventory, now owned or hereafter acquired, after Guerdon's acquisition by Borrowers.

         "Related Parties" means any entity owned, controlled, or operated by any Borrowers or Guarantors, or any entity that owns, controls, or operates any Borrowers, or any entity which has common shareholders, officers, or directors with any Borrowers.





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I.  Article  - Amount and Terms of Credit.

         1.1     General Plan.  (a)        Lender has made three loans to
Borrowers. Borrowers and Guarantors have requested that Lender make four additional loans to finance the acquisition of Guerdon. American Homestar has acquired Heartland. American Homestar has contracted to buy all of the stock of Guerdon Holdings, Inc. which owns all of the stock in Guerdon. American Homestar has also contracted with the Guerdon Real Estate Trust for the option to buy the Guerdon Facilities. This Agreement contemplates that Lender will make the Loans described below to Borrowers, that the Loans will be secured by the Property and the Facilities (including the Guerdon Facilities, after acquisition), and that the funds loaned will be used for the purposes set forth below.

         (b) This Agreement and the Loan Documents are to be liberally construed for the benefit of Lender to ensure the prompt payment of the Loans in accordance with the Notes and to ensure Lender's realization of the benefits intended to be derived from all such agreements and instruments.

         1.2     Existing Loans.  (a)      Pursuant to the Prior Loan
Agreement, and subject to the terms and conditions set forth in this Agreement and the Loan Documents, Lender has made a loan in the amount of $1,000,000 to American Homestar and Oak Creek ("Loan 1") on the terms set forth in the Commercial Term Note attached as Exhibit A ("Note 1"). Loan 1 is unconditionally guaranteed by Nationwide and AHFSI.

                 (b) Pursuant to the Prior Loan Agreement, and subject to the terms and conditions set forth in this Agreement and the Loan Documents, Lender has made a loan in the amount of $1,000,000 to American Homestar and Oak Creek ("Loan 2") on the terms set forth in the Commercial Term Note attached as Exhibit B ("Note 2"). Loan 2 is unconditionally guaranteed by Nationwide and AHFSI.

                 (c) Pursuant to the Prior Loan Agreement, and subject to the terms and conditions set forth in this Agreement and the Loan Documents, Lender has made a loan in the amount of $720,000 to American Homestar and Nationwide ("Loan 3") on the terms set forth in the Commercial Term Note attached as Exhibit C ("Note 3"). Loan 3 is unconditionally guaranteed by Oak Creek and AHFSI.

         1.3      New Loans.      (a)      Subject to the terms and conditions
set forth in this Agreement and the Loan Documents, Lender agrees to make a term loan in the amount of $2,100,000 to American Homestar and Oak Creek ("Loan 4") on the terms set forth in the Term Promissory Note attached as Exhibit D ("Note 4"). The proceeds of Loan 4 will be used for the purposes of (i) refinancing Borrowers' existing debt owed to Compass Bank and secured by Oak Creek's Fort Worth manufacturing Facilities, and (ii) financing a portion of the initial investment in Guerdon Holdings, Inc.





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                 (b)      Subject to the terms and conditions set forth in this
Agreement and the Loan Documents, Lender agrees to make a term loan in the amount of $4,600,000 to American Homestar and Oak Creek ("Loan 5") on the terms set forth in the Term Promissory Note attached as Exhibit E ("Note 5"). The proceeds of Loan 5 will be used for the purposes of (i) financing a portion of the initial investment in Guerdon, (ii) financing the acquisition of common and preferred stock in Guerdon, (iii) retiring subordinated indebtedness owed by Guerdon, (iv) refinancing the revolving line of credit of Guerdon and debt related to the Pendleton, Oregon Guerdon Facilities, (v) acquiring the Guerdon Facilities, and (vi) refinancing existing debt of Heartland. Borrowers may advance up to $1,000,000 in the aggregate on Note 5 until the merger with Guerdon is completed, and Borrowers may advance up to $1,500,000 additionally upon the acquisition of Heartland (the "Heartland Advance"). Thereafter, Borrowers may advance the remaining $2,100,000, on Note 5 upon the acquisition of Guerdon (the "Guerdon Advance"). After February 28, 1997, Lender will have no further obligation to advance on Note 5, and total advances may not exceed $6,500,000 in the aggregate. The Guerdon Advance may not exceed eighty percent (80%) of the appraised value of the equipment of Guerdon under an appraisal in Proper Form, subject to the security interests of Lender and securing payment of the Loans. The Heartland Advance may not exceed eighty percent (80%) of the appraised value of the equipment of Heartland under an appraisal in Proper
Form, subject to the security interests of Lender and securing payment of the Loans. If the appraised value of the equipment of Guerdon is less than $5,000,000 under an appraisal in Proper Form, Lender agrees to allow aggregate advances on Loan 5 up to the lesser of (A) $6,500,000, or (B) eighty percent (80%) of the appraised value of the equipment and machinery of Oak Creek, OCHI, AHBI, AHLI, Heartland, and Guerdon, under an appraisal in Proper Form, subject to the security interests of Lender securing payment of the Loans.

                 (c) Subject to the terms and conditions set forth in this Agreement and the Loan Documents, Lender agrees to make a term loan in the amount of $11,300,000 to American Homestar and Oak Creek ("Loan 6") on the terms set forth in the Term Promissory Note attached as Exhibit F ("Note 6"). The proceeds of Loan 6 will be used for the purposes of (i) financing a portion of the initial investment in Guerdon, (ii) financing the acquisition of common and preferred stock in Guerdon, (iii) retiring all subordinated debt owed by Guerdon, (iv) refinancing the revolving line of credit of Guerdon and debt related to the Pendleton, Oregon Guerdon Facilities, (v) acquiring the Guerdon Facilities, and (vi) refinancing existing debt of Heartland. If less than all of Guerdon's subordinated debt is retired or refinanced with proceeds from the New Loans after the acquisition of Guerdon by Borrowers, Lender's commitment and the amount available for advances to Borrowers on Loan 6 will be reduced by the difference between $12,000,000 and the total principal balance of the remaining Guerdon subordinated debt; provided, however, that Borrowers will retire not less than $6,000,000 of Guerdon's subordinated debt with loan proceeds of Loan 5, Loan 6, and Loan 7. Borrowers may advance up to $4,500,000 in the aggregate on Note 6 until the merger with Guerdon is completed, and Borrowers may advance up to $400,000 additionally upon the acquisition of Heartland. Thereafter Borrowers may advance the remaining $6,400,000 on Note 6 upon the acquisition of Guerdon. After February 28, 1997, Lender will have no further obligation to





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advance on Note 6, and total advances may not exceed $9,400,000 in the aggregate. At each fiscal year end of Oak Creek, Heartland, and Guerdon (after acquisition), the outstanding balance owed on Note 6 may not exceed one hundred percent (100%) of the net book value of accounts receivable and raw material and finished good inventory of Oak Creek, OCHI, AHBI, AHLI, Heartland, and Guerdon, subject to the security interests of Lender securing payment of the Loans.

                 (d) Subject to the terms and conditions set forth in this Agreement and the Loan Documents, Lender agrees to make a term loan in the amount of $7,000,000 to American Homestar and Oak Creek ("Loan 7") on the terms set forth in the Term Promissory Note attached as Exhibit G ("Note 7"). The proceeds of Loan 7 will be used for the purposes of (i) financing a portion of the initial investment in Guerdon, (ii) financing the acquisition of common and preferred stock in Guerdon, (iii) retiring subordinated debt owed by Guerdon,
(iv) refinancing the revolving line of credit of Guerdon, and debt related to the Pendleton, Oregon Guerdon Facilities, (v) acquiring the Guerdon Facilities, and (vi) refinancing existing debt of Heartland. Borrowers may advance up to $2,500,000 in the aggregate on Note 7 upon the acquisition of Heartland. Thereafter, Borrowers may advance the remaining $4,500,000 on Note 7 upon the acquisition of Guerdon. After February 28, 1997, Lender will have no further obligation to advance on Note 7, and total advances may not exceed $7,000,000 in the aggregate. All advances on Note 7 may not exceed eighty percent (80%) of the appraised value of the Guerdon Facilities and the Heartland Facility, under an appraisal in Proper Form, mortgaged to Lender and securing payment of the Loans.

                 (e) Loan 4, Loan 5, Loan 6, and Loan 7 will be referred to collectively as the "New Loans." Note 4, Note 5, Note 6, and Note 7 will be referred to collectively as the "New Notes."

         1.4 Interest (including Special LIBOR Provisions) and Fees. (a) With respect to each of New Notes, Borrowers may choose prior to execution and funding from the following interest rate options: (i) Bank One, Texas, N.A. Base Rate floating, or (ii) the LIBOR Rate for 30, 60, and 90 day interest periods, plus two percent (2.0%).

                 (b) Borrowers agree to pay Lender an origination fee equal to one-half of one percent (0.5%) of all advances on New Notes. Borrower has prepaid $5,000 of these origination fees with the acceptance of Lender's commitment with respect to the New Loans, and this prepayment will be applied to the fees owing on the initial advances under the New Notes.

                 (c) The terms "Adjusted LIBOR Rate," "LIBOR Rate," "LIBOR Balance," "Base Rate Balance," "Interest Option," "Interest Period," "Business Day," and "Dollars," are defined in the New Notes; and reference is made to the New Notes for the options of Borrowers and rights of Lender with respect to interest.





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                 (d)      If Lender determines that, by reason of circumstances
affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to United States financial institutions in the interbank Eurodollar market for the applicable Interest Period, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining a LIBOR Balance for the applicable Interest Period, Lender shall forthwith give notice thereof to Borrowers, whereupon until Lender notifies Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the right of Borrowers to select the Adjusted LIBOR Rate as an Interest Option under the New Notes shall be suspended, and (ii) Borrowers shall be deemed to have converted each LIBOR Balance to a Base Rate Balance under the New Notes in accordance with the provisions hereof on the last day of the then-current Interest Period applicable to such LIBOR Balance.

                 (e) If the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or agency shall make it unlawful or impossible for Lender to make or maintain a LIBOR Balance, Lender shall so notify Borrowers. Upon receipt of such notice, Borrowers shall be deemed to have converted any LIBOR Balance to a Base Rate Balance under the New Notes, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Balance if Lender may lawfully continue to maintain and fund such LIBOR Balance to such day, or (ii) immediately if Lender may not lawfully continue to maintain such LIBOR Balance to such day.

                 (f) Borrowers agree to pay Lender all Additional Costs (as defined below) within ten (10) days of receipt of Borrowers from Lender of a statement setting forth the amounts due and the basis for the determination from time to time of such amounts, which statement shall be prima facie evidence absent manifest error. Failure on the part of the Lender to demand compensation for any Additional Costs in any Interest Period shall not constitute a waiver of Lender's right to demand compensation for any Additional Costs incurred during any subsequent or prior Interest Period. The term "Additional Costs" shall mean such additional amounts as Lender shall reasonably determine will compensate Lender for actual costs incurred by Lender in maintaining Adjusted LIBOR Rates on the LIBOR Balances (or any portion) as a result of any change, after the date of the New Notes, in any applicable law, rule, or regulation or in the interpretation or administration thereof by, or the compliance by Lender with any request or directive from, any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Lender of the LIBOR Balances or interest on the LIBOR Balances (or any portion) or any other fees or amounts payable under the New Notes or this Agreement (other than taxes imposed on all or any portion of the overall net income of Lender by the State of Texas or the Federal government), or imposing, modifying, or applying any reserve, special deposit, or similar requirement against





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assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lender, or imposing on Lender, or on the interbank market, any other condition affecting the New Notes, this Agreement, or the LIBOR Balances so as to increase the cost of Lender making or maintaining Adjusted LIBOR Rates with respect to the LIBOR Balances (or any portion) or to reduce the amount of any sum received or receivable by Lender under the New Notes or this Agreement (whether of principal, interest, or otherwise), by an amount deemed by Lender in good faith to be material.

                 (g) If (i) the obligation of Lender to permit LIBOR Balance has been suspended pursuant to subsections (d) or (e) above or (ii) Lender has demanded compensation under subsection (f) above, then, unless and until Lender notifies Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply, all advances on Loans which would otherwise be made by Lender as LIBOR Balance shall be made instead as Base Rate Balance.

                 (h) All payments of principal of, and interest on, any of the Notes shall be made by Borrowers to Lender before 2:00 p.m. (Fort Worth, Texas time), in immediately available Dollars, at Lender's principal banking office in Fort Worth. Lender intends to send Borrowers a monthly invoice showing the principal and interest payable on each of the Loans; however, Lender's failure to send any invoice will not excuse Borrowers' timely payment in strict accordance with the Notes. Should the principal of, or any installment of the principal or interest on, the Notes, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest, except, in the case of a LIBOR Balance, if the result of such extension would be to extend such payment into another Interest Period, such payment shall be made on the immediately preceding Business Day. All payments made on the Notes shall be credited in the following manner: (i) first to fees, costs, and expenses which Borrowers have agreed to pay under this Agreement or the Loan Documents; (ii) second, against the amount of interest accrued and unpaid on the Notes as of the date of such payment; (iii) third, against all principal on the Notes as of the date of such payment; (iv) fourth, as prepayment of any remaining obligations. Subject to the foregoing, payments and prepayments of principal of the New Notes shall be applied to such outstanding Base Rate Balance and LIBOR Balance under the New Notes as Borrowers shall select; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, then Lender will be entitled to apply the payment to Base Rate Balance and LIBOR Balance in the manner it deems appropriate. Borrowers authorize Lender, if and to the extent payment is not made when due under this Agreement or under the Notes, to charge from time to time against any account of Borrowers with Lender any amount as due.





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         1.5     Security and Guaranties.  (a)   The Loans will be secured by a
first lien and security interest in the following: (i) the Property (including assets of Guerdon after the acquisition), and (ii) the Facilities (including the Guerdon Facilities and Heartland Facility). Borrowers and Guarantors agree to execute and deliver all mortgages, deeds of trust, security agreements, and financing statements, all in Proper Form, as may be reasonably required by Lender to evidence and perfect the liens and security interests securing payment of the Loans.

                 (b) Payment of Loan 1, Loan 2, Loan 4, Loan 5, Loan 6, and Loan 7 will be unconditionally guaranteed by Nationwide, AHFSI, OCHI, AHBI, AHLI, Heartland, and Guerdon (after acquisition) pursuant to guaranties in Proper Form. Payment of Loan 3 will be unconditionally guaranteed by Oak Creek, AHFSI, OCHI, AHBI, AHLI, Heartland, and Guerdon (after acquisition) pursuant to guaranties in Proper Form. The unconditional guaranties will be referred to collectively as the "Guaranties."

                 (c) All mortgages, deeds of trust, security agreements, collateral assignments, and other collateral instruments hereafter executed by Borrowers or Guarantors in favor of Lender, either pursuant to this Agreement or otherwise, will secure payment of all of the Loans and will continue in full force and effect until the Loans are fully paid and satisfied.

         1.6     Cross-Collateralization and Cross-Default.  (a)    All
mortgages, deeds of trust, security agreements, collateral assignments, and other collateral instruments now or hereafter executed by any Borrowers in favor of Lender, including the deeds of trust executed in connection with the Prior Loan Agreement as security for Loan 1, Loan 2, and Loan 3, will secure payment of all of the Loans.

                 (b) An Event of Default under this Agreement, any of the Notes, or any of the Loan Documents will be an Event of Default under all of those agreements.


2.       Article  - Advances.

         2.1     Initial  Loan Advances.   (a) Lender will not be obligated to
close any Loans until the following have been furnished to Lender, in Proper Form, properly executed and acknowledged where required, and Lender has had a reasonable opportunity to examine them if necessary:

                          (1)     Copies of the articles of incorporation and
bylaws and any amendments thereto of each of the Borrowers and Guarantors, certified by the President of each Borrower to be true and correct and complete;

                          (2)     Copies of the resolutions adopted by the
Board of Directors of each of the Borrowers and Guarantors, authorizing the execution of this Agreement, the Notes, the Loan Documents, the Guaranties, and all documents called for by this Agreement and the





                            Loan Agreement - Page 9
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performance of the obligations of Borrowers and Guarantors hereunder, certified by the Secretary of each of the Borrowers and Guarantors and in Proper Form;

                          (3)     The opinion of legal counsel for Borrowers
and Guarantors, addressed to Lender, stating that they have examined each Borrowers' and Guarantors' articles of incorporation, bylaws, minutes, and other incorporation papers and certificates available from public officials and that based on such examination and the statements of Borrowers' officers and Guarantors, in their opinion:

                                  (i)      Borrowers and Guarantors are duly
organized and existing under the laws of Texas (or the state of their incorporation) and in good standing in Texas and in each state in which they are doing business;

                                  (ii)     Borrowers and Guarantors have full
power and authority to execute and deliver this Agreement, the Notes, the Loan Documents, the Guaranties, and all instruments and documents called for by this Agreement;

                                  (iii)    Those actions have been duly
authorized and are not and will not be in conflict with any Borrowers' or Guarantors' articles of incorporation, bylaws, or other incorporation papers, and, to the best of their knowledge, are not and will not be in conflict with any provision of law governing Borrowers or Guarantors, or any agreement or undertaking to which any Borrowers or Guarantors are a party or by which any is bound;

                                  (iv)     Upon execution and delivery, this
Agreement and all other instruments and documents called for by this Agreement will be the valid and binding obligations of Borrowers and Guarantors enforceable according to their terms and provisions, except to the extent that enforceability may be limited by the Debtor Relief Laws;

                                  (v)      No approval of, or consent from, any
governmental authority, federal, state or otherwise, of which they have knowledge, is required in connection with the execution and delivery of any documents; and

                                  (vi)     They have no current actual
knowledge of any material legal or administrative proceedings pending or threatened against or affecting any Borrowers, Guarantors, or the Property;

                          (4)     Modifications of the deeds of trust executed
under the Prior Loan Agreement as security for Loan 1, Loan 2, and Loan 3, to secure all of the Loans;

                          (5)     Security Agreements executed by Oak Creek,
OCHI, AHBI, AHLI, and Heartland in favor of Lender and covering the Property;





                            Loan Agreement - Page 10
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                          (6)     Evidence that the security interests of
Lender are not subordinate to security interests of third parties;

                          (7)     Landlord's Waiver, subordinating any liens or
claims of Borrowers' landlords, if any, to the liens and security interests of Lender; and

                          (8)     Tenant's Subordination, subordinating any
rights or claims of Borrowers' tenants to the liens and security interests of Lender.

                    (b) Lender will not be obligated to make the initial Advance to Borrowers under Loan 4 until the following have been furnished to Lender, in Proper Form, properly executed and acknowledged where required, and Lender has had a reasonable opportunity to examine them if necessary:

                          (1)     Note 4;

                          (2)     The mortgages, deeds of trust, security
agreements, and financing statements from Borrowers, Heartland, and Guerdon securing Loan 4, including a deed of trust covering Oak Creek's Fort Worth manufacturing facility and the Heartland Facility;

                          (3)     A mortgagee's title policy in the amount of
the fair market value of Oak Creek's Fort Worth manufacturing Facilities, and the Heartland Facility, insuring that the lien of Lender securing payment of the Loans is a valid, first lien on Oak Creek's Fort Worth manufacturing Facilities, and the Heartland Facility, with a survey deletion, and containing only other exceptions approved by Lender and such endorsements as may be required by Lender, all in Proper Form; surveys of Oak Creek's Fort Worth manufacturing Facilities, and the Heartland Facility, acceptable to Lender and the title company; MAI appraisals of Oak Creek's Fort Worth manufacturing Facilities, and the Heartland Facility, acceptable to Lender; and environmental site assessments of Oak Creek's Fort Worth manufacturing Facilities, and the Heartland Facility, acceptable to Lender; and

                           (4)    The guaranties of Nationwide, AHFSI, OCHI,
AHBI, AHLI, Heartland, and Guerdon (after acquisition) guaranteeing payment of
Note 4.

                 (c) Lender will not be obligated to make the initial Advance to Borrowers under Loan 5 until the following have been furnished to Lender, in Proper Form, properly executed and acknowledged where required, and Lender has had a reasonable opportunity to examine them if necessary:

                          (1)     Note 5;

                          (2)     The mortgages, deeds of trust, security
agreements, and financing statements from Borrowers, Heartland, and Guerdon securing Loan 5; and





                            Loan Agreement - Page 11

                          (3)     The guaranties of Nationwide, AHFSI, OCHI,
AHBI, AHLI, Heartland, and Guerdon (after acquisition) guaranteeing payment of
Note 5.

                  (d) Lender will not be obligated to make the initial Advance to Borrowers under Loan 6 until the following have been furnished to Lender, in Proper Form, properly executed and acknowledged where required, and Lender has had a reasonable opportunity to examine them if necessary:

                          (1)     Note 6;

                          (2)     The mortgages, deeds of trust, security
agreements, and financing statements from Borrowers, Heartland, and Guerdon securing Loan 6; and

                          (3)     The guaranties of Nationwide, AHFSI, OCHI,
AHBI, AHLI, Heartland, and Guerdon (after acquisition) guaranteeing payment of
Note 6.

                 (d) Lender will not be obligated to make the initial Advance to Borrowers under Loan 7 until the following have been furnished to Lender, in Proper Form, properly executed and acknowledged where required, and Lender has had a reasonable opportunity to examine them if necessary:

                          (1)     Note 7;

                          (2)     The mortgages, deeds of trust, security
agreements, and financing statements from Borrowers, Heartland, and Guerdon securing Loan 7, including mortgages or deeds of trust covering the Guerdon Facilities;

                          (3)     A mortgagee's title policy in the amount of
the lesser of (i) the Loans or (ii) the fair market value of the respective Guerdon Facilities, insuring that the lien of Lender securing payment of the Loans is a valid, first lien on each of the Guerdon Facilities, and containing only other exceptions approved by Lender and such endorsements as may be required by Lender, all in Proper Form; surveys of the Guerdon Facilities acceptable to Lender; MAI appraisals of the Guerdon Facilities acceptable to Lender and environmental site assessments of the Guerdon Facilities acceptable to Lender; and

                          (4)      The guaranties of Nationwide, AHFSI, OCHI,
AHBI, AHLI, Heartland, and Guerdon (after acquisition) guaranteeing payment of
Note 7.

         2.2     Conditions to Obligation to Advance.    (a) Notwithstanding
any other provisions in this Agreement, Lender will not be obligated to make any Advance unless:

                          (1)     Lender has reviewed and is satisfied with
Borrowers', Heartland's, and Guerdon's books, records, and accounting systems and procedures;





                            Loan Agreement - Page 12

                          (2)     All documents furnished by Borrowers and
Guarantors to Lender are in Proper Form;

                          (3)     There neither has occurred (without having
been waived) nor exists any Event of Default or any event which might mature into an Event of Default;

                          (4)     No litigation or governmental proceedings
have been instituted, or any other claim has been made, against Borrowers, Guarantors, or ManuFac Homes, Inc. ("ManuFac"), which, in the opinion of Lender, will to have a material adverse effect on the financial condition of any Borrowers, Guarantors, or ManuFac; and there has been no material adverse change in the financial condition of any Borrowers, Guarantors, or ManuFac; and

                          (5)     There has been no attachment, garnishment, or
other seizure by judicial proceeding of any amount loaned or advanced or to be loaned or advanced to Borrowers under this Agreement.

                 (b) Prior to making any Advance, Lender may at its option require the delivery to it of appropriate affidavits and certificates that the conditions prescribed in Section 2.2(a) do in fact exist, including certificates from any officers of Borrowers that there neither has occurred nor exists any Event of Default or any event which might mature into an Event of Default. Lender, at its option, may waive the requirement of furnishing any of the documents or papers called for in Section 2.1 with respect to any Advance without thereby waiving the right to require the same to be furnished for any subsequent Advance.


Article 3.  - Warranties and Covenants.

         3.1.    Warranties.    (a) To induce Lender to enter into this
Agreement and to lend to Borrowers and for Lender's reliance in so doing, Borrowers and Guarantors warrant to Lender the following:

                          (1)     The proceeds of the  Loans will be used only
for the purposes set forth in this Agreement.

                          (2)     Borrowers and Guarantors are corporations
duly organized, validly existing, and in good standing in Texas and in all other states in which they are doing business (or in which they will do business after acquiring Guerdon). Borrowers have and will continue to have corporate power and authority to execute and deliver to Lender this Agreement and all documents called for by this Agreement, to borrow from Lender under this Agreement, and to perform all of their obligations under this Agreement and all documents called for by this Agreement. The execution, delivery, and performance of this Agreement, Notes, the Guaranties, and all of the other Loan Documents by Borrowers and Guarantors have been duly





                            Loan Agreement - Page 13
authorized by their boards of directors and constitute legal, valid, and binding obligations, enforceable in accordance with their respective terms. Upon execution and delivery, this Agreement, the Loan Documents, the Guaranties, and all documents called for by this Agreement will be the valid and binding obligations of Borrowers and Guarantors.

                          (3)     All information supplied and statements and
representations made to Lender by or on behalf of Borrowers or Guarantors in any financial, credit, or accounting statement, application for credit, or other statement furnished to Lender prior to, contemporaneously with, or subsequent to the execution of this Agreement, and any certificate, documents, schedule, or other writing furnished to Lender pursuant to this Agreement or in response to a request made by Lender pursuant to this Agreement, are and shall be true, correct, complete, valid, genuine, in Proper Form, and truly disclose and fairly present the Borrower's financial condition as of the date of each such statement. Each financial statement of Borrowers or Guarantors, now or hereafter supplied to Lender, was (or will be) prepared in accordance with GAAP, consistently applied, in effect on the date such statement was prepared.

                          (4)     The execution, delivery, and performance of
this Agreement, the Notes, and the other Loan Documents, and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party, other than those already obtained, and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of any agreement or other instrument binding upon any Borrowers, or (ii) any law, regulation, or court order applicable to any Borrowers, unless such default would not have a material adverse effect on such Borrower. No litigation is pending which prohibits the execution and delivery of this Agreement, the Notes, the Loan Documents, or any document called for by this Agreement or affects Borrowers' ability to perform under them.

                           (5)    As of the date of this Agreement, there has
been no material adverse change in the financial condition of any Borrowers or Guarantors from that reflected by the information supplied and statements and representations made to Lender; there are no actions, suits, or proceedings pending or to the knowledge of Borrowers threatened against or affecting any Borrowers or any of the Property or Facilities, before any court or governmental department, commission, or board, which, if determined adversely, would have a material adverse effect on any of the Property or Facilities or operations of any Borrowers; and there is no fact known to any Borrowers that has not been disclosed to Lender in writing which may result in any material adverse change in any Borrower's business or the Property or Facilities.

                          (6)     Borrowers and Guarantors are not in default
with respect to any material obligation to which any of them is a party or by which any of them is bound. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Documents, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement,





                            Loan Agreement - Page 14
credit agreement, partnership agreement, or other agreement to which Borrowers or Guarantors are a party or by which Borrowers or Guarantors may be bound or affected.

                          (7)     Borrowers have obtained all authorizations,
licenses, permits, consents, approvals, and undertakings which are required under any applicable law in connection with the execution and delivery of and the performance of their obligations under or in connection with this Agreement.

                          (8)     Except for borrowings hereunder, Borrowers
have no outstanding indebtedness owing except for (i) usual and customary amounts incurred by Borrowers in the ordinary course of business, (ii) Borrowers' floor planning inventory financing with the Ford Consumer Finance Company, and (iii) other indebtedness disclosed in writing to Lender. Except as provided herein, Borrowers are not a guarantor or surety or otherwise responsible in any manner with respect to any debt or undertaking of another.

                          (9)     Immediately after closing the purchase of
each of the Guerdon Facilities, Borrowers will hold full legal and equitable title to all of the Facilities, the Facilities will not be subject to any mortgage or encumbrances (other than those shown in the mortgagee's title policies), and the mortgages or deeds or trust in favor of Lender will create a valid, first lien and first security interest on the Facilities and other collateral described therein.

                          (10)    Borrowers have filed all federal, state, and
local tax reports and returns required by any law or regulation and has either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

                          (11)    The acquisitions of Guerdon, Heartland, and
ManuFac by Borrowers are friendly and not hostile takeovers.

                 (b) All warranties and representations contained in this Agreement are and will be in all respects true and correct as of this date and the date of each Advance, and the warranties contained in Section 3.1(a)(3) will be true and correct as of the date each item there mentioned is furnished to Lender. Borrowers and Guarantors shall immediately notify Lender if any of the warranties set forth in this section are no longer true in any material respect at any time.

         3.2. Affirmative Covenants. From the date of this Agreement and until the Loans are fully paid, Borrowers and Guarantors agree, in addition to their other promises, that they shall:

                  (a) (i) Maintain each Borrowers' and Guarantors' corporate existence in good standing and maintain full legal capacity to perform all of their obligations under this Agreement, the Notes, the Loan Documents, and all documents called for by this Agreement,





                            Loan Agreement - Page 15

(ii) not permit any of their dissolution, liquidation, or other termination of existence or forfeiture of right to do business.

                 (b) At all times keep complete and accurate business records in conformity with GAAP, consistently applied, the records to be kept at Borrowers' address stated herein, and permit Lender to examine, audit, and make and take away copies of Borrower's books and records relating to its operations, the Property, and the Facilities, as reasonably requested by Lender, at all reasonable times.

                 (c) Furnish the following financial information to Lender at Borrowers' expense in Proper Form and prepared in accordance with GAAP consistently applied:

                          (1)     As soon as available, and in any event within
one hundred twenty (120) days after the end of each fiscal year, American Homestar's annual 10K report, containing the annual audited financial statements of Borrowers on a consolidated basis, in Proper Form, consisting of at least a balance sheet, a cash flow statement, and a statement of commitments and contingencies, prepared by an independent certified public accountant acceptable to Lender, and duly certified (i) as being true and correct in all material aspects, (ii) as fairly presenting the financial condition of Borrowers, and (iii) as having been prepared in accordance with GAAP, consistently applied;

                          (2)     Within sixty (60) days after the end of each
quarter, a Compliance Certificate, in the form attached as Exhibit H, prepared as of the end of the quarter, signed by an authorized officer of Borrowers, certifying that Borrowers are in compliance with this Agreement and the covenants set out in Section 3.2(n), and that no Event of Default or event which might mature into an Event of Default has occurred or exists;

                          (3)     Upon filing with the Securities Exchange
Commission, copies of American Homestar's quarterly 10Q report within sixty
(60) days of quarter-end;

                          (4)     Within sixty (60) days after the end of each
quarter until the merger of Guerdon with Oak Creek is consummated, unaudited quarterly financial statements for Guerdon, consisting of at least a balance sheet as of the close of the quarter and an income statement for the quarter and for the period from the beginning of the fiscal year to the close of the quarter;

                           (5)    Financial statements, consisting of at least
a balance sheet and an income statement, prepared in accordance with GAAP, and access to the books and records and any other financial information reasonably requested by Lender, for any entity or business to be acquired by Borrowers, not less than thirty (30) days prior to the consummation of the acquisition;





                            Loan Agreement - Page 16

                          (6)     Evidence of payment of all ad valorem taxes
against the Facilities, and upon request of Lender, evidence of payment of all other assessments, taxes, charges, levies, liens, and claims against Borrowers or the Facilities; and

                          (7)     Such other information respecting the
condition and the operations, financial or otherwise, of Borrowers, the Property, and the Facilities as Lender may from time to time reasonably request.

                 (d) Allow Lender or any party designated by Lender to perform such audits of Borrowers' accounts receivable, accounts payable, and other business records as Lender may require (Borrowers agree that Lender may require one audit per year to be performed, with Borrowers paying one-half of all reasonable costs and expenses related to the audit), and permit any person designated by Lender to visit and inspect at reasonable places and times the Facilities, the Property, and any of the properties, books, and records of Borrowers, as often as Lender may reasonably request.

                 (e) Promptly and fully perform all of their obligations under this Agreement and all other agreements with Lender (whether now existing or entered into hereafter).

                 (f) Pay the cost of preparing, obtaining, and furnishing to Lender any statements, opinions, certificates, schedules, documents, insurance policies, and all other items required to be furnished to Lender pursuant to this Agreement or to any reasonable request made pursuant to this Agreement.

                 (g) Maintain adequate casualty insurance on all property, improvements, and equipment and maintain liability insurance to such extent and against such hazards and liabilities, consistent with Borrowers' current insurance, including but not limited to, fire insurance for not less than the appraised value of the Facilities, comprehensive property damage and general liability, and casualty insurance, and provide Lender with evidence of the continual coverage of those policies prior to the lapse of any policy. Each policy of insurance must be with responsible insurers licensed to do business in the State of Texas as applicable and must name Lender as a loss payee and additional insured as its interest shall appear.

                 (h) Maintain in good repair and working order all property owned by Borrowers and used in the normal course of their business.

                 (i) Maintain their primary depository accounts for Oak Creek and the manufacturing operations and for Nationwide and retail operations at Lender (provided however that Borrowers will have a one-year grace period in which to use their best efforts to move the depository accounts for Nationwide and the retail operations to Lender).

                 (j) Comply in the operation of their business with all Governmental Requirements relating to or affecting their business or the Property, including Governmental





                            Loan Agreement - Page 17

Requirements relating to the environment or the treatment, transportation, storage, handling, generation, discharge, or release of pollutants, contaminants, chemicals, waste, or any other industrial, toxic, flammable, corrosive, hazardous, or harmful substances. If requested by Lender, Borrowers will deliver to Lender signed statements of Borrowers in Proper Form as evidence of such compliance.

                  (k) Inform Lender of any liability in excess of $1,000,000, arising hereafter, whether direct or indirect, and actual or contingent, excluding, however, liability of 21st Century Mortgage Corporation incurred in the ordinary course of business.

                 (l) Manage the Facilities in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations, and ordinances imposed by any Governmental Authority upon any of the Facilities or any Borrower and their operations including, without limitation, compliance with all applicable laws relating to manufacturing, except where such non-performance or non-compliance would not have a material adverse effect on the Facilities or any Borrowers, and except such shut-downs of the Facilities as is necessary in the reasonable determination of Borrowers.

                 (m) Pay and discharge when due all indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon any Borrowers or the Facilities, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of the Facilities, income, or profits; provided, however, Borrowers will not be required to pay and discharge any such assessment, tax, charge, levy, lien, or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings, and (ii) Borrowers have established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

                 (n) Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments, or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Facilities, and promptly cure any defects in the execution and delivery of any of the Loan Documents.

         3.3 Negative Covenants. From the date of this Agreement until the Loans are fully paid, Borrowers and Guarantors agree, in addition to their other promises, that they shall not, without Lender's prior written consent:

                 (a) Directly or indirectly create, incur, assume, or permit to exist, any indebtedness, secured or unsecured, except (i) indebtedness arising under or contemplated by this Agreement; (ii) indebtedness attributable to trade payables and accrued liabilities incurred in the ordinary course of business; (iii) indebtedness for current taxes, assessments, and other





                            Loan Agreement - Page 18
governmental charges not delinquent; (iv) indebtedness already incurred and disclosed in writing to Lender; (v) new indebtedness not to exceed $5,000,000 annually in the aggregate or $15,000,000 for the term of this Agreement; (vi) Borrowers' floor planning inventory financing; (vii) indebtedness of 21st Century Mortgage Corporation incurred in the ordinary course of business; and
(viii) indebtedness assumed with respect to permissible mergers and acquisitions.

                 (b) Create or permit to exist any mortgage, pledge, title retention, lien, encumbrance, or security interest with respect to any of their assets except (i) those in favor of Lender; (ii) for current taxes, assessments, and other governmental charges not delinquent or as security for those items being contested in good faith; (iii) deposits made in the ordinary course of business in connection with worker's compensation insurance, unemployment insurance, social security, performance bonds, surety bonds, and other similar items; (iv) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of Borrowers; (v) mortgages, liens, or security interests on the assets of Nationwide (excluding the Facilities); (vi) those created by 21st Century Mortgage Corporation in the ordinary course of business; and (vii) those permitted under this Agreement.

                 (c) Agree to purchase or repurchase, guarantee, endorse, or become liable, directly or indirectly, with respect to, any indebtedness or obligation or liability of any other person, except for (i) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; (ii) indebtedness already incurred and disclosed in writing to Lender; and (iii) new indebtedness not to exceed $5,000,000 annually in the aggregate or $15,000,000 for the term of this Agreement.

                 (d)      Change any of their fiscal years.

                 (e)      Assign or transfer this Agreement.

                 (f) Make any loans to any third parties [excluding (i) the existing $3 million loan to Guerdon, (ii) letters of credit in the total amount of $2,250,000, issued for the account of Borrowers as credit support for Guerdon, (iii) loans from 21st Century Mortgage Corporation in the ordinary course of business, and (iv) loans to Laurence A. Dawson, Jr. pursuant to a split-dollar insurance agreement]; provided however that Borrowers may make loans up to $25,000, in the aggregate to any employees of Borrowers, excluding Borrowers' officers and directors.

                 (g) Permit a material change in the general nature of Borrowers' business.

                 (h) Permit a change in control of greater than fifty percent (50%) of the outstanding common stock of any of the Borrowers.





                            Loan Agreement - Page 19

                  (i) Enter into an agreement to acquire, merge, or consolidate with any other entity or business (excluding the Guerdon acquisition) or purchase or otherwise acquire all or substantially all of the assets of any person, corporation, or other entity (except as permitted hereunder with respect to Guerdon, and excluding retail lot acquisitions and capital expenditures in the ordinary course of business) costing in excess in the aggregate the sum of $25,000,000, plus seventy-five percent (75%) of the net proceeds from any stock offering of Borrowers after the date of this Agreement; and provided that no acquisition, merger, or consolidation will be permitted if there is an uncured Event of Default hereunder or if such would create an Event of Default.

         3.34. Financial Covenants. From the date of this Agreement until the Loans are fully paid, American Homestar will maintain the following financial covenants, calculated in accordance with GAAP, consistently applied, unless otherwise provided below:

                   (a) American Homestar will maintain at all times a ratio of total liabilities to total equity capital less than or equal to 2.0:1.0.

                   (b) American Homestar will maintain at the end of each fiscal quarter a minimum Debt Services Coverage Ratio greater than or equal to 1.75:1.0. "Debt Service Coverage Ratio" is defined as the ratio of (1) the sum of (x) Borrower's most recent four-quarter net income, plus (y) interest expense and depreciation and amortization for the same period, divided by (2) the sum of the following for the most recent four-quarters: (x) interest expense, plus (y) current maturities of long-term debt, plus (z) cash dividends. Current maturities of long-term debt will exclude the portion of current maturities which will become due solely as a result of the maturity of a balloon note so long as management intends and can reasonably be expected to renew or refinance such balloon indebtedness.

                   (c) American Homestar will maintain a minimum Tangible Net Worth greater than or equal to the amounts set forth below during the periods shown:

                          Period                                    Minimum Tangible Net Worth
                          --------                                  --------------------------
                 5/31/96 through 8/29/96                                     $20,000,000
                 8/30/96 through 11/29/96                                    $22,500,000
                 11/30/96 through 2/27/97                                    $25,000,000
                 2/28/97 through 5/30/97                                     $27,000,000
                 5/31/97                                                     $30,000,000

After May 31, 1997, American Homestar will maintain a minimum Tangible Net Worth greater than or equal to the sum of $30,000,000 plus 50% of Borrower's cumulative net income accruing after that date plus the net proceeds of any new
equity stock offerings by American Homestar.   "Tangible Net Worth" is defined
as American Homestar's total equity capital less intangible assets.





                            Loan Agreement - Page 20

                 (d) American Homestar will maintain a minimum Current Ratio greater than or equal to 1.10:1.0 from the date of this Agreement until May 31, 1997, and greater than 1.15:1.0 thereafter. "Current Ratio" is defined as the ratio of current assets to current liabilities.

          3.5. Environmental. (a) Borrowers covenant and warrant that the Facilities and Borrowers' operations and use of the Facilities will at all times comply with and conform to all Governmental Requirements relating to the environment and to the transportation, distribution, storage, placement, handling, treatment, discharge, manufacture, generation, production, processing, or disposal (collectively "Treatment") or any emissions, discharges, leakage, venting, exposure, releases, or threatened releases (collectively "Release") of pollutants, contaminants, chemicals, waste, waste products, petroleum products, radio-active waste, poly-chlorinated biphenyls, asbestos, or any other industrial, toxic, flammable, corrosive, hazardous, or harmful substances (collectively "Waste") into the environment including, without limitation, ambient air, surface water, ground water, or land (collectively the "Environmental Laws"), except where such failure to comply would not have a material adverse effect on any of the Facilities or any Borrowers.

                 (b) Borrowers further warrant that, except as disclosed in writing to Lender: (i) Borrowers are not aware and have not received notice of any past or present violations by any party, including prior operators or owners, of the Environmental Laws affecting the Facilities; (ii) Borrowers have obtained all permits, licenses, and authorizations required under the Environmental Laws affecting the Facilities; (iii) no liens arising under the Environmental Laws affect the Facilities or any of the Borrowers; (iv) Borrowers do not have any liability for the Treatment or Release of Waste in violation of the Environmental Laws; (v) Borrowers and the Facilities are not the subject of any existing, pending, or to Borrowers' knowledge threatened claim, action, or investigation for violations of the Environmental Laws; and
(vi) all Waste generated in connection with the operations on the Facilities has been transported, treated, and disposed of in accordance with the Environmental Laws.

                 (c) Immediately upon receipt of any notice from any party of a violation of subsection (a) or if any of the warranties in subsection (b) become false, Borrowers shall fully inform Lender of the violation and take all steps required by any Governmental Authority to clean up all contamination related to the Treatment or Release of Waste affecting the Facilities. Without being liable for any discoveries, Lender has the right, but not the obligation, with prior notice to Borrowers to inspect and monitor Borrowers' compliance with the terms of this Section.

                 (d) Notwithstanding any other limitation of liability in this Agreement or any other Loan Documents, Borrowers agree to indemnify Lender and its officers, directors, employees, agents, and attorneys against, and to reimburse Lender with respect to, all claims, actions, liabilities, damages, and losses, including claims for bodily injury, property damage, abatement, remediation, and strict liability claims (collectively "Claims"), and all costs and





                            Loan Agreement - Page 21
expenses and other charges of any description whatsoever, including (without limitation) reasonable attorneys fees, court costs, administrative costs, costs of appeal, and all costs and expenses incurred in investigating into or defending against any Claims, made against or sustained or incurred by any of the indemnified parties arising or related in any way to Treatment or Release of any Waste in, on, or affecting the Facilities, whether or not caused by Borrowers or by the violation of this Section or the Environmental Laws.

                 (e) Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, the undertakings of Borrowers in this Section shall survive the expiration or termination of this Agreement regardless of the means of the expiration or termination; provided, that such indemnification shall not apply to occurrences caused by Lender or arising after foreclosure of the Facilities or other possession of the Facilities by Lender. Specifically, the indemnification in subsection (d) shall run from the actual knowledge of Lender of any Treatment or Release of Waste or other environmental condition covered by this Section.

                 (f) American Homestar, Oak Creek, and Lender have entered into a letter agreement of even date providing for an escrow deposit for the cleanup of certain environmental issues related to the Facilities.

Article 4. - Default

         4.1.    Events of Default.   (a) As used in this Agreement, the term
"Event of Default" means the occurrence of any of the following events or existence of any of the following conditions with respect to Borrowers:

                          (1)     Failure to make punctual payment when due of
any sums owing on the Notes or any of the other Loans; or

                          (2)     Breach of any of the material warranties
contained in, or failure of any of the Obligated Parties to properly perform any of the material obligations, covenants, or agreements contained in, this Agreement, the Notes, the Loan Documents, or any other written agreement (now existing or made hereafter) relating to the Loan between Lender and Borrowers; or

                          (3)     Levy, execution, attachment, sequestration,
or other writ against any real or personal property, representing the security for the Loans, valued in excess of $50,000, and remaining unstayed or unpaid; or

                          (4)     Any "Event of Default" under the Notes or any
of the Loan Documents, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this section; or





                            Loan Agreement - Page 22

                          (5)     The transfer, whether voluntarily or by
operation of law, of all or any portion of the Property or the Facilities (except as permitted by this Agreement); or

                          (6) The making by any of the Obligated Parties of a transfer in fraud of creditors; or

                          (7)     The failure of any of the Borrowers to pay
any money judgment in excess of $50,000 within thirty (30) days after the judgment becomes final unless such judgment is stayed; or; or

                          (8)     Any Borrowers' liquidation, termination of
existence, merger or consolidation with another, forfeiture of right to do business, or appointment of a trustee or receiver for any part of their property, or the calling of any meeting of creditors of any of the Obligated Parties for the purpose of considering an arrangement or composition; or

                          (9)     A filing by any of the Borrowers of a
voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws; or an answer admitting the material allegations of a petition filed against any of the Borrowers under any Debtor Relief Laws; or the failure of any Borrowers to obtain dismissal within ninety (90) days of any involuntary proceeding filed against it under any Debtor Relief Laws; or an admission by any of the Borrowers in writing of an inability to pay its debts as they become due; or the calling of any meeting of creditors of any Borrowers for the purpose of considering an arrangement or composition.

                 (b) As used in this Agreement, the term "event which might mature into an Event of Default" means any event which with the lapse of time or with notice would constitute an Event of Default.

                 (c) The Events of Default contained herein are in addition to and cumulative of any events of default set forth in the Notes, the Loan Documents, or any other documents executed in connection with the Loans.

                 (d) Prior to any Event of Default due to the failure to make punctual payment on any of the Notes, Lender will give Borrowers notice of such event and Borrowers will have ten (10) days after such notice in order to cure before the Event of Default is declared, the acceleration of the Notes, and the exercise of any remedies. Prior to any other Event of Default, except for a filing by any Borrowers under the Debtor Relief Laws, Bank will give Borrowers notice of such event and Borrowers will have twenty-five (25) days after such notice in order to cure before the Event of Default is declared, the acceleration of the Notes, and the exercise of any remedies.

         4.2. Remedies. Upon the occurrence of an Event of Default and Borrowers' failure to timely cure such default after any notice specifically required herein, and at any time thereafter,





                            Loan Agreement - Page 23

Lender may do any and all of the following: (i) terminate Lender's obligations hereunder as to Borrowers, or (ii) without additional presentment, demand, or notice to Borrowers or Guarantors, all of which are waived by Borrowers and Guarantors, declare the Loans immediately due and payable and proceed with foreclosure of all liens and security interests securing the payment thereof and take such action and exercise such rights and remedies as are available to Lender under this Agreement and otherwise.




Article 5.  - General Provisions.

         5.1. Lender's Expenses. Without limiting the effect of any provision of any Notes or any other document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrowers shall reimburse Lender for all reasonable expenses (including attorneys fees and legal expenses) incurred by Lender in connection with the negotiation and preparation of this Agreement and related documents or the collection of the Loans or enforcement of any of Borrowers' or Guarantors' obligations under this Agreement or the Loan Documents. Lender may require reimbursement to be made from loan proceeds to be advanced to Borrowers hereunder.

         5.2. Survival of Agreements. Borrowers' and Guarantors' warranties and obligations under this Agreement shall survive the termination of this Agreement and the existence of any condition which relieves Lender from its obligation to make Advances to Borrowers or which grants Lender the right to declare any of the Loans due and to demand payment thereof.

         5.3. Maximum Interest Rates. No provision of the Notes or this Agreement or any other agreement between the parties shall require the payment or permit the collection of interest in excess of the maximum rate which Borrowers lawfully may stipulate and agree to pay. If any excess interest is provided for by the Notes or by this Agreement or in any other agreement between the parties, then Borrowers shall not be obligated to pay the amount of interest to the extent that it is in excess of the amount permitted by law, and any excess interest previously paid shall be credited against the principal of the Notes.

         5.4. Entire Agreement. This Agreement constitutes the entire agreement made by Lender with respect to the lending hereunder and supersedes all prior loan agreements and other agreements between Borrowers, Guarantors, and Lender.

         5.5. Non-Waiver. No act, delay, omission, or course of dealing between Lender and any party will be a waiver of any of Lender's rights or remedies under this Agreement or otherwise, and no waiver, change, or modification in whole or in part of this Agreement, any note, or any other agreement will be effective unless in a writing signed by Borrowers, Guarantors, and Lender. All rights and remedies of Lender are cumulative and may be exercised singly or





                            Loan Agreement - Page 24
concurrently. A waiver by Lender of any right or remedy as Borrowers on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

         5.6. Assignment. This Agreement is binding upon and inures to the benefit of Lender, Borrowers, Guarantors, and their respective successors and assigns; however, the rights and obligations of Borrowers or Guarantors may not be assigned without Lender's prior written consent.

         5.7 Notices. Any notice required or permitted by any party to this Agreement must be in writing and must be made by personal delivery to the party to the attention of the individual listed below or by certified mail, return receipt requested, at the party's address indicated below, and any notice will be effective upon delivery in the case of personal delivery or upon depositing in the United States mail, postage prepaid, in the case of delivery by mail. Until changed by written notice, the addresses of the parties are as follows:

                 Lender:          BANK ONE, TEXAS, N.A.
                                  500 Throckmorton Street
                                  Fort Worth, Texas  76102
                                      Attn.:  Mr. Barry B. Kromann,
                                              Vice President

                 With copy to     Paul D. Bradford
                 counsel for      Harris, Finley & Bogle, P.C.
                 Lender:          1300 Bank One Tower
                                  500 Throckmorton Street
                                  Fort Worth, Texas  76102-3798




                 Borrowers:       AMERICAN HOMESTAR CORPORATION
                                  2450 South Shore Boulevard, Suite 300
                                  League City, Texas 77573
                                      Attn.: Executive Vice President

                                  OAK CREEK HOUSING CORPORATION
                                  Brookhollow Two
                                  2221 Lamar Blvd., Suite 790
                                  Arlington, Texas 76006
                                      Attn.: President





                           Loan Agreement - Page 25

                                  NATIONWIDE HOUSING SYSTEMS, INC.
                                  2450 South Shore Boulevard, Suite 300
                                  League City, Texas 77573
                                      Attn.: Vice President-Finance

                                           Guarantors:
                                  AMERICAN HOMESTAR FINANCIAL SERVICES, INC.
                                  2450 South Shore Boulevard, Suite 300
                                  League City, Texas 77573
                                      Attn.: Executive Vice President

                                  HEARTLAND HOMES, INC.
                                  P. O. Box 1479
                                  State Road 1216
                                  Henderson, North Carolina  27536

                                  GUERDON HOMES, INC.
                                  5285 S.W. Meadows, Suite 131
                                  Lake Oswego, Oregon  97035

                                  OAK CREEK HOMES, INC.
                                  2221 Lamar Blvd., Suite 790
                                  Arlington, Texas 76006

                                  AMERICAN HOMESTAR OF BURLESON, INC.

                                  2221 Lamar Blvd., Suite 790
                                  Arlington, Texas 76006

                                  AMERICAN HOMESTAR OF LANCASTER, INC.

                                  2221 Lamar Blvd., Suite 790
                                  Arlington, TX 76006

        With copy to              Jackson & Walker, L.L.P.
        counsel for               901 Main Street, Suite 6000
        Borrowers and             Dallas, Texas 75202
        Guarantors:                   Attn.: Richard F. Dahlson

This provision shall not be construed to impose an obligation of notice where notice is not otherwise required.





                            Loan Agreement - Page 26

         5.8. Form and Substance. All reports and certificates required of Borrowers by this Agreement must be in Proper Form and must be, if requested by Lender, verified by Borrowers' President. All documents, certificates, insurance policies, and other items required under this Agreement to be executed and delivered to Lender shall be in Proper Form.

         5.9. Security Interest in Sums on Deposit. Borrowers and Guarantors hereby grant to Lender a lien on and security interest in any and all deposits or other sums at any time credited by or due from Lender to Borrowers or Guarantors, whether in regular or special depository accounts or otherwise, and in any and all monies, securities, and other properties of Borrowers or Guarantors (and the proceeds thereof), now or hereafter held or received by or in transit to Lender from or for Borrowers or Guarantors, whether for safekeeping, custody, pledge, transmission, collection, or otherwise. All deposits, sums, monies, securities, and other property may at any time after default be set off, appropriated, and applied by Lender against the Loans, whether now existing or hereafter arising, under this Agreement, the Notes, or otherwise, whether or not the obligation is then due or secured by any collateral or if it is so secured, whether or not the collateral is considered to be adequate. In addition to the above rights, Lender shall have all the rights and privileges granted a secured party under the Texas Business and Commerce Code.

         5.10. Election of Remedies. Lender shall have all of the rights and remedies granted in all instruments between Lender and Borrowers or Guarantors and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrowers, Guarantors, or the Property at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

         5.11.   Interpretation.   (a) This Agreement and all other instruments
executed with reference to the Loans shall be interpreted and construed in accordance with the laws of the State of Texas.

                 (b) Article and section headings used in this Agreement are for convenience only and shall be given no significance whatever in interpreting and construing the provisions of this Agreement.

                 (c)      As used in this Agreement:

                          (1)     "Lender," "Borrowers," and "Guarantors"
include their respective successors and assigns.

                          (2)     Unless the context otherwise requires,
pronouns in the masculine, feminine, or neuter gender include each other, and nouns and pronouns in the singular or plural number include each other.





                            Loan Agreement - Page 27

                 (d) Unless otherwise indicated in this Agreement, the financial terms used in this Agreement shall be defined the same as they are defined under GAAP.

                 (e) In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         5.12. Performance. All of Borrowers' and Guarantors' obligations are performable in Tarrant County, Texas. The parties irrevocably agree that venue for any claim related to the Loans must be brought in Tarrant County, Texas.

         5.13. Multiple Counterparts. This Agreement may be executed in multiple counterparts. No single counterpart of this Agreement must be executed by all parties, and this Agreement will bind each party signing any counterpart hereof. In the event of execution in multiple counterparts, Lender is authorized to detach and retain only the signature and acknowledgment pages from all but one counterpart.

         5.14. Controlling Agreement. If there is a conflict between the terms of this Agreement and the terms of any of the Loan Documents, this Agreement will control.

         EXECUTED in multiple originals in Fort Worth, Texas, as of the date first written above.

                                         LENDER:

                                         BANK ONE, TEXAS,
                                         NATIONAL ASSOCIATION


                                         By: /s/ Barry B. Kromann
                                           -----------------------
                                                 Barry B. Kromann,
                                                 Vice President

                                         BORROWERS:

                                         AMERICAN HOMESTAR CORPORATION


                                         By: /s/ Laurence A. Dawson, Jr.
                                           ------------------------------
                                                 Laurence A. Dawson, Jr.,
                                                 President





                            Loan Agreement - Page 28

                                       OAK CREEK HOUSING CORPORATION


                                       By: /s/ Laurence A. Dawson, Jr.
                                           ---------------------------
                                               Laurence A. Dawson, Jr.,
                                               President

                                       NATIONWIDE HOUSING SYSTEMS, INC.


                                       By: /s/ Finis F. Teeter
                                           -------------------------------
                                               Finis F. Teeter,
                                               Vice President

                                       GUARANTORS:

                                       AMERICAN HOMESTAR FINANCIAL
                                       SERVICES, INC.


                                       By: /s/ Finis F. Teeter
                                           -------------------
                                               Finis F. Teeter,
                                               President

                                       HEARTLAND HOMES, INC.

                                       By:/s/ Laurence A. Dawson, Jr.
                                          ---------------------------
                                              Laurence A. Dawson, Jr.
                                              Vice President


Date of Guerdon's execution:           GUERDON HOMES, INC.

                , 1996
----------------                       By: /s/ Laurence A. Dawson, Jr.
                                           ----------------------------
                                               Laurence A. Dawson, Jr.
                                               President





                            Loan Agreement - Page 29

                                          OAK CREEK HOMES, INC.

                                          By: /s/ Laurence A. Dawson, Jr.
                                             ----------------------------
                                                  Laurence A. Dawson, Jr.
                                                  President


                                          AMERICAN HOMESTAR OF BURLESON, INC.

                                          By: /s/ Craig A. Reynolds
                                              ---------------------
                                                  Craig A. Reynolds
                                                  Vice President - Finance


                                          AMERICAN HOMESTAR OF LANCASTER, INC.

                                          By: /s/ Craig A. Reynolds
                                             ----------------------
                                                  Craig A. Reynolds
                                                  Vice President - Finance





                            Loan Agreement - Page 30

Exhibits:

A - Note 1 - Previous filed as an exhibit to the Company's Registration
    Statement No. 333 - 1818.
B - Note 2 - Previous filed as an exhibit to the Company's Registration
    Statement No. 333 - 1818.
C - Note 3 - Previous filed as an exhibit to the Company's Registration
    Statement No. 333 - 1818.
D - Note
4 - Filed herewith.
E - Note 5 - Filed herewith.
F - Note 6 - Filed herewith.
G - Note 7 - Filed herewith.
H - Compliance Certificate - Filed herewith





                            Loan Agreement - Page 31

                                   EXHIBIT H

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                        QUARTERLY COMPLIANCE CERTIFICATE

                     For quarter ending ____________, 19__

   The undersigned, being a duly authorized officer of AMERICAN HOMESTAR CORPORATION ("Borrower"), hereby certifies to BANK ONE, TEXAS, NATIONAL ASSOCIATION, ("Lender"), in compliance with Section 3.2(c)(2) of the Loan Agreement ("Loan Agreement") dated September 24, 1996, between Borrower, Lender, and others that Borrower is as of this date complying in all respects with the terms of the Loan Agreement, that no Event of Default is occurring, and that Borrower has no defenses or setoffs with respect to payment of the Notes (as defined in the Loan Agreement). Capitalized terms herein have the meanings set forth in the Loan Agreement. Borrower specifically certifies to Lender, without limiting the generality of the foregoing, the following financial covenants, calculated in accordance with Section 3.4 of the Loan
Agreement:

                                          Required                  Actual
                                          --------                  ------
 Ratio of total liabilities to
    total equity capital                   2.0:1.0                ____:1.0

 Debt Service Coverage Ratio               1.75:1.0               ____:1.0

 Current ratio                             1.10:1.0               ____:1.0
                                           (until 5/31/97)
                                           1.15:1.0
                                           (thereafter)

 Minimum Tangible Net Worth:               DATES
                                           -----
    $22,500,000                       8/30/96 -- 11/29/96
    $25,000,000                       11/30/96 -- 2/27/97
    $27,000,000                       2/28/97 -- 5/30/97
    $30,000,000*                      5/31/97                     $_________


 *  After 5/31/97, $30,000,000 plus .50 times $_________ (Borrower's cumulative net income after 5/31/97 __________, plus net proceeds of any new equity stock offering since the date of the Loan
    Agreement.)

   By signing below, Borrower also certifies that, except as disclosed in writing to Lender, there have been no material adverse changes in Borrower's financial condition since the date of the Loan Agreement.


      Dated:                 ,19   :
           ------------------   ---

                                         AMERICAN HOMESTAR CORPORATION

                                         By:
                                           ---------------------------------
                                         Name:
                                             -------------------------------
                                         Title:
                                              ------------------------------